UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 NORTH BELT LINE ROAD IRVING, TEXAS		75063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On May 6, 2021, Salem Media Group, Inc. (“Salem” or the “Company”), upon the approval of the Audit Committee of Salem’s Board of Directors (the “Audit Committee”), dismissed Crowe LLP (“Crowe”) as its independent registered public accounting firm effective as of that date.

The reports of Crowe on Salem’s consolidated financial statements for the two fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope, or accounting principle, other than an explanatory paragraph regarding the adoption of Accounting Standards Codification No. 842 Leases included in the opinion for the fiscal year ended December 31, 2019. During the fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through May 6, 2021, there were (a) no disagreements (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years, and (b) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Salem has provided Crowe with a copy of the foregoing disclosures and has requested that Crowe furnish Salem with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made herein. A copy of Crowe’s letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On May 6, 2021, the Audit Committee appointed Moss Adams LLP (“Moss Adams”) to serve as Salem’s independent registered public accounting firm for Salem’s fiscal year ending December 31, 2021. During the fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through May 6, 2021, neither Salem nor anyone on its behalf consulted with Moss Adams regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

Salem held its 2021 Annual Meeting of Stockholders on May 5, 2021. The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal # 1 – Election of Directors:

Each of the five (5) nominees for directors was elected to serve a one (1) year term expiring at the Company’s 2022 Annual Meeting of Stockholders or until his or her successor is elected and qualified.

Name	Class A Votes For	Class B Votes For*	Total Votes For	Votes Against	Abstain	Broker Non- Votes
Mr. Stuart W. Epperson	11,385,918	55,536,960	66,922,878	143,383	29,845	5,581,684
Mr. Edward G. Atsinger III	11,439,075	55,536,960	66,979,035	88,801	31,270	5,581,684
Mr. Richard A. Riddle	11,272,136	N/A	11,272,136	257,846	29,164	5,581,684
Mr. Eric H. Halvorson	11,308,472	N/A	11,308,472	222,095	28,579	5,581,684
Ms. Heather W. Grizzle	11,344,995	55,536,960	66,881,955	190,826	23,325	5,581,684

*Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes).

Mr. Richard A. Riddle and Mr. Eric H. Halvorson were nominated by the Board of Directors as ‘independent directors’ for whom the holders of Class A common stock are entitled to vote as a class, exclusive of the holders of Class B common stock.

Each of the other three (3) nominees were elected by the holders of Class A and Class B common stock voting as a single class, with each share of Class A common stock entitled to one (1) vote per share and each share of Class B common stock entitled to ten (10) votes per share.

Proposal # 2 – Proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm:

The proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public account firm was approved.

For:	72,486,443*
Against:	90,851
Abstain:	100,496
Broker Non-Votes:	0

*Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the “For” column of the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes). No Class B shares were voted against the proposal or abstained from the vote.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
16.1	Letter from Crowe LLP to the United States Securities and Exchange Commission dated May 11, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: May 11, 2021	By:	/s/ EVAN D. MASYR
Evan D. Masyr
Executive Vice President & Chief Financial Officer